EXHIBIT 21

                                  SUBSIDIARIES

Owned By                                                      Jurisdiction of
Registrant                                                    Incorporation                  Percentage
----------                                                    ---------------                ----------
Dialysis Corporation of America                               Florida                          58.9%
DCA Medical Services, Inc.(1)                                 Florida                          58.9%
DCA of Adel, LLC                                              Georgia                          58.9%
DCA of Central Valdosta, LLC(1)                               Georgia                          58.9%
DCA of Fitzgerald, LLC(1)                                     Georgia                          58.9%
DCA of Hawkinsville, LLC(1)(5)                                Georgia                          58.9%
DCA of So. Ga., LLC(1)                                        Georgia                          58.9%
DCA of Royston, LLC(1)                                        Georgia                          58.9%
DCA of Chevy Chase, LLC(2)                                    Maryland                         47.1%
DCA of Rockville, LLC(1)                                      Maryland                         58.9%
DCA of Manahawkin, Inc.(2)                                    New Jersey                       47.1%
DCA of Vineland, LLC(3)                                       New Jersey                       30.0%
DCA of Cincinnati, LLC(4)                                     Ohio                             35.3%
DCA of Carlisle, Inc.(2)                                      Pennsylvania                     47.1%
DCA of Chambersburg, Inc.(2)                                  Pennsylvania                     47.1%
DCA of Lemoyne, Inc.(1)                                       Pennsylvania                     58.9%
DCA of Mechanicsburg, LLC(1)                                  Pennsylvania                     58.9%
DCA of Pottstown, LLC(2)                                      Pennsylvania                     47.1%
DCA of Wellsboro, Inc.(1)                                     Pennsylvania                     58.9%
DCA of Warsaw, LLC(1)                                         Virginia                         58.9%
DCA of Aiken, LLC(1)                                          South Carolina                   58.9%

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(1)    Owned 100% by Dialysis Corporation of America.
(2)    Owned 80% by Dialysis Corporation of America.
(3)    Owned 51% by Dialysis Corporation of America.
(4)    Owned 60% by Dialysis Corporation of America.
(5)    Inactive subsidiary.